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                                                                    Exhibit 23.9


                       CONSENT TO BE NAMED AS A TRUSTEE


     I, R. Scot Sellers, hereby consent to be nominated as a trustee of Security Capital Pacific Trust and to be named as such in Registration Statement on Form S-4 (File No. 333-51139) of Security Capital Pacific Trust filed with the Securities and Exchange Commission.



Dated: May 12, 1998                    /s/ R. Scot Sellers
                                       -----------------------------
                                       R. Scot Sellers